EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF HUGOTON ROYALTY TRUST APPEARS HERE]

HUGOTON ROYALTY TRUST

DECLARES MAY CASH DISTRIBUTION

                Dallas, Texas, May 19, 2003 — Bank of America, N.A., as Trustee of the Hugoton Royalty Trust (NYSE — HGT), today declared a cash distribution to the holders of its units of beneficial interest of $0.290626 per unit, payable on June 13, 2003, to unitholders of record on May 30, 2003.  This distribution includes cash receipts related to underlying gas sales volumes of approximately 2,621,000 Mcf, or 84,500 Mcf per day, which were primarily produced in March.  Four wells are being drilled on the underlying properties. The average gas price was $6.83 per Mcf.  Budgeted development costs of $1,000,000 were deducted for this distribution.  Production expense for the month was $1,317,000 and overhead was $618,000.

For more information on the Trust, please visit our web site at www.hugotontrust.com.

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Contacts:	Nancy G. Willis	Louis G. Baldwin
	Assistant Vice President	Executive Vice President &
	Bank of America, N.A.	Chief Financial Officer
	(Toll Free)	XTO Energy, Inc.
	877/ 228-5083	817/ 870-2800
www.hugotontrust.com